Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Form S-8) of Bankers Trust New York Corporation pertaining to the Post-Effective Amendment No. 1 to Form S-4 Registration Statement (No. 333-31061), of our report dated January 23, 1997, except for Note 28, as to which the date is March 6, 1997, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP


New York, New York
August 26, 1997